Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-3 of our reports dated February 25, 2016, relating to the consolidated financial statements of LPL Financial Holdings Inc. and subsidiaries, and the effectiveness of LPL Financial Holdings Inc. and subsidiaries’ internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading "Experts" in such Prospectus.
DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

February 9, 2017
San Diego, California